Exhibit 3.27

Exhibit 3.27 ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF GRACEBA TOTAL COMMUNICATIONS, INC. KNOW ALL MEN BY THESE PRESENTS, That the undersigned, Linda Dupree, President of Graceba Total Communications, Inc. (the "Corporation"), an Alabama corporation, pursuant to the provisions of Title 10, Section 102B-10.06, Code of Alabama (1975), as amended, does hereby declare that the following amendment to the Articles of Incorporation of the Corporation was unanimously adopted by the shareholders and the Board of Directors of the Corporation on May 10, 1996. Original Articles of Incorporation recorded in Corp. Book 7, Page 163, as amended by Amendment recorded in Corp. Book 021, Page 595, all in the Office of the Judge of Probate of Houston County, Alabama. 1. The name of the Corporation is "GraCeba Total Communications, Inc". 2. Article IV of the Articles of Incorporation is amended in its entirety to read as follows: "The corporation shall be authorized to issue 1,000,000 shares of common stock having a par value of One Cent ($0.01) each." 3. The Corporation currently has authorized, issued and outstanding 1,000 shares of common stock, $100.00 par value, and a total stated par value of $100,000.00. As a result of the reclassification of the Corporation's capital stock effected by this Amendment, each such ARTICLES OF AMENDMENT PAGE -1-

share of common stock, $100.00 par value, shall be exchanged for 1,000 shares of common stock, $0.01 par value, and the total stated par value of the Corporation's capital stock shall be $10,000.00. 4. The date of the adoption of the above amendment by the shareholders and the Board of Directors of the Corporation was May 10, 1996. 5. The corporation has one class of authorized capital stock, which is common stock, $100.00 par value, of which 1,000 shares are issued and outstanding and entitled to vote on this amendment, and all such shares were voted in favor of this amendment. DATED at Dothan, Alabama, this 10th day of May, 1996. GRACEBA TOTAL COMMUNICATIONS, INC. BY: Linda Dupree, President Prepared By R. Eugene Clenney, Jr., Esq. JOHNSTON, HINESLEY, FLOWERS & CLENNEY, P.C. Attorneys at Law Post Office Box 2246 Dothan, Alabama 36302 (334) 793-1115 State of Alabama, Houston County I, Judge of Probate in and for said State and County, hereby certify that the within is a true and correct copy of amendment as it appears on record ARTICLES OF AMENDMENT FACE 2-

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1: IF CHANGING THE CORPORATION'S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5234 TO RESERVE A CORPORATE NAME.

STEP 2: FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE'S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED.) IF CHANGING THE NAME, THE SECRETARY OF STATE'S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE'S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I The name of the corporation:
GraCeba Total Communications, Inc.

Article II The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act
Name of the Corporation: The name of the corporation is "Knology Total Communications, Inc."

Article III The amendment was adopted by the shareholders or directors in the manner prescribed by law on June 16, 2008.

Article IV The number of shares outstanding at the time of the adoption was 45; the number of shares entitled to vote thereon was 45. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class:

Article V The number of shares voted for the amendment was 45 and the number of shares voted against such amendment was 0. (If no shares have been issued attach a written statement to that effect)

Date: 6-16-08

Chad S. Wachter Secretary
Type or Print Co Officer's Name and Title

Signature of Officer

Printed Name and Business Address of Person Preparing this Document
Kathy Ford
Knology, Inc.
1241 O.G.Skinner Drive
West Point,. GA 31833
Phone: 706-634-6713

Rim 7/03

CHECK ONE: _____ FOREIGN X DOMESTIC PROFIT CORPORATION PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR TIE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA, State of Incorporation: Alabama / 1. The name of the corporation: Knology Total Communications, Inc. 2. The name of the present registered agent: Chris Dupree / 3. The street address of the present registered office: 401 3rd Avenue, Ashford, AL 36312 / 4. The name of its successor registered agent: CSC-Lawyers Incorporating Service Incorporated / 5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be identical): 150 South Perry Street, Montgomery, AL 36104 / Street Number, Street Name 6. If you are changing the street address of the registered agent, you are required to notify the corporation In writing of the change in the registered agent's address. 7 . D a t e : 6 - 1 1 - 0 8 Knology Total Communications, Inc. Name of Corporation Chad Wachter, VP & General Counsel Type or Print Corporate Officer’s Name and Title Signature of Officer STATE OF ALABAMA STATEMENT OF CHANGE OF REGISTERED OFFICE OR BOTH